UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2012

Triad Guaranty Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22342	56-1838519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Stratford Road
Winston-Salem, North Carolina 27104
(Address of principal executive offices) (zip code)

(336) 723-1282
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously reported, under the terms of  a Corrective Order ("Order") issued by the Illinois Department of Insurance ("Department") in 2009, our mortgage insurer subsidiary, Triad Guaranty Insurance Corporation ("TGIC"), is required to hold assets to support its Deferred Payment Obligation ("DPO") liability in a separate account pursuant to a custodial arrangement.  As of August 31, 2012, the aggregate amount of the DPO liability exceeded the cash and invested assets of TGIC that were available for segregation in a separate account.  Accordingly, TGIC was not in compliance with this provision of the Order as of August 31, 2012.  As previously reported, TGIC has asked the Department to amend, modify or otherwise waive compliance with this provision of the Order.  In addition, as previously reported, TGIC has also requested that the calculation of the carrying charge on the DPO prescribed in the Order be amended to limit the amount to a maximum equal to the actual aggregate net investment income that TGIC earns rather than an amount based on the effective rate earned by TGIC on its investments.  The registrant believes that neither proposed amendment affects the intent of the Order or TGIC's ability to continue to make payments consistent with its current practice.

In response to TGIC's requests for these modifications to the Order, the Department has scheduled a public hearing on September 10, 2012, and invited TGIC and its policyholders to provide testimony regarding these proposed amendments to the Order.  In addition, the Department has also invited TGIC and its policyholders at the hearing to provide testimony as to whether TGIC should be permitted to continue to run-off its existing book of insurance business or whether the Department should implement a different regulatory approach.

As previously reported, TGIC's failure to comply with the provisions of the Corrective Order or any other violation of the Illinois Insurance Code may result in the imposition of fines or penalties or subject TGIC to further legal proceedings, including the institution by the Department of receivership proceedings for the conservation, rehabilitation or liquidation of TGIC.  In addition, the Department retains the inherent authority to institute such proceedings against TGIC for any reason and TGIC has previously agreed not to contest the taking of any such actions.  Any such actions would likely lead the registrant to institute a proceeding seeking relief from creditors under U.S. bankruptcy laws, or otherwise consider dissolution of the registrant.  The registrant cannot predict whether the Department will approve the Order amendments that TGIC has requested or what action the Department may take as a result of the public hearing or otherwise.  See Item 1A, "Risk Factors" in the registrant's Annual Report on Form 10-K for the year ended December 31, 2011 for more information.

The notice of the above-described hearing is filed as Exhibit 99.1 and the foregoing summary is qualified in its entirety by reference to such Exhibit.

Forward-Looking Statements

Certain of the statements contained in this Current Report on Form 8-K are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and beliefs concerning economic,  regulatory and operational developments and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently.  These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond our control and they have been made based upon our current expectations and beliefs concerning future developments and their potential effect on us.  Actual developments and their results could differ materially from those expected by us, depending on the outcome of a number of factors, including: actions taken by the Department as a result of the hearing noted above or for other reasons, including seeking receivership proceedings; our ability to operate our business in run-off and maintain a solvent run-off; our ability to continue as a going concern; the other relevant factors described in Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011 , as well as in other reports and statements that we file with the Securities and Exchange Commission (the "SEC").  Forward-looking statements are based upon our current expectations and beliefs concerning future events and we undertake no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required by the federal securities laws.  Any forward-looking statements that are made are current only as of the date on which we filed this report.

Item 9.01.                     Financial Statements and Exhibits.

(d)

Exhibit Number                          Description

Exhibit 99.1	Notice of Hearing of Triad Guaranty Insurance Corporation and Triad Guaranty Assurance Corporation Policyholders by the Illinois Department of Insurance.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triad Guaranty Inc.

/s/ Kenneth S. Dwyer
September 7, 2012	Kenneth S. Dwyer Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number                          Description

Exhibit 99.1	Notice of Hearing of Triad Guaranty Insurance Corporation and Triad Guaranty Assurance Corporation Policyholders by the Illinois Department of Insurance.